ADVISORY SERVICE AGREEMENT

This **Advisory Service Agreement** ("Agreement"), effective as of May 1, 2021 (the "Effective Date"), is entered by and between TransparentBusiness Inc., a company incorporated in the State of Delaware, with its principal office at 300 Delaware Ave. Suite 210, Wilmington, DE, 19801, United States ("TransparentBusiness") and Consultant (as defined in the signature section below). Both TransparentBusiness and Consultant may hereinafter be referred to separately as a "Party" or collectively the "Parties".

1. Purpose

This Agreement sets forth the terms and conditions that will govern the provision of advisory services ("Services") by Consultant to TransparentBusiness and its subsidiaries and Affiliates ("Purpose"). The specific conditions of the Services are described in the attached Service Schedule ("Service Schedule"), which shall be part of the Agreement.

2. Fees and Payment

2.1. Fees. As compensation for the Services, TransparentBusiness will pay Consultant the fees stated in the Service Schedule ("Fee").

2.2. Expense Reimbursement. TransparentBusiness shall reimburse Consultant for any reasonable costs and expenses incurred by Consultant in connection with the Services which were previously approved by TransparentBusiness ("Approved Expenses").

2.3. Payment. Fixed Fees (as defined in the Service Schedule) shall be paid monthly in arrears, between the 10th and 15th of the next month, via wire transfer in the account provided by Consultant for that purpose or other TransparentBusiness-approved method.

2.4. TransparentBusiness shall not pay any type of tax, rate, obligation, levy, custom duty, or charge, imposed, or charged by any local or foreign tax agency or authority (including, but not limited to, federal, state, local and provincial taxes, taxes on local sales, use, income tax, stamp tax, consumption tax and other similar taxes) (collectively, "Taxes"). All payments made by TransparentBusiness in relation to the Agreement shall be without deductions or withholdings for or to the account of any tax.

3. Term and Termination

3.1. Term. This Agreement starts on the Commencement Date (as defined in the Service Schedule) and shall continue for a period of 12 months ("Term"), unless terminated earlier as set forth below. The Term (or its renewal) shall be automatically renewed for 12 months ("Renewal Term") unless either party notifies the other its intention not to renew at least 7 days before the date of expiration of the Term (or its renewal).

3.2. Termination for Convenience. Either Party may terminate this Agreement for convenience upon 7 days' written notice to the other Party. If TransparentBusiness terminates for convenience, its only obligation is to pay Fees accrued before the effective date of termination.

3.3. Effect of Termination. The representations, warranties, and covenants made by Consultant in this Agreement will survive the termination of this Agreement.

4. Representations and Warranties

Consultant continuously represents and warrants that: (i) it has full rights and authority to enter into, perform under, and grant the rights in, this Agreement; (ii) its performance of the Agreement will not violate any agreement or obligation between it and any third party, (iii) Services will be performed professionally and in an ethical manner, with the degree of care, skill and diligence that is industry standard or above it; (iv) it will perform the Agreement in a manner that always reflects favorably on the good goodwill, name, brand or reputation of TransparentBusiness and its Affiliates and it will not make any statements, or take any other actions whatsoever, to disparage, defame, sully or compromise the goodwill, name, brand or reputation of TransparentBusiness and its Affiliates; (v) it consents that TransparentBusiness can use Consultant's name, likeness and information concerning his or her experience and qualifications, in any business plan, presentation or sales or marketing efforts prepared by TransparentBusiness in the course of its business during the Agreement;

5. Confidentiality

5.1. Confidential Information. As used herein, the term "Confidential Information" means all confidential and proprietary information and materials disclosed by TransparentBusiness or its Affiliates in connection with the Agreement, TransparentBusiness and/or its Affiliates, including but not limited to: designs; drawings; ideas; concepts; products; sales data; plans, maps, results of research or testing; marketing; promotional or other strategic plans; pricing and cost information; trade secrets and know-how; manufacturing processes and capabilities; financial and related information; the content of the Agreement. Such information shall be considered Confidential Information notwithstanding is not marked as confidential, proprietary, or with a similar legend.

5.2. Confidential Information shall not include information which: (a) was already rightfully known by Consultant at the time of its disclosure; (b) is or becomes generally available to the public other than through an authorized disclosure by TransparentBusiness or its directors, officers, employees, subsidiaries, Affiliates, legal and financial advisors, accountants, auditors and other agents and representatives ("Representatives") in violation of this Agreement or other wrongful act; or (c) is lawfully received by Consultant from a third party without any obligation of confidentiality. Consultant will have the burden of proving the applicability of any of these exceptions

AK

by written documents or other competent evidence.

5.3. Consultant agrees that, without the prior written consent of TransparentBusiness, it will not, directly, or indirectly, for its own benefit or the benefit of another, disclose or reveal to any other person, firm, venture, corporation, or other business entity, or make, directly or indirectly, any commercial or other use of any of the Confidential Information.

5.4. Consultant will use the same care with Confidential Information that it uses to protect its own confidential information, but in no event less than reasonable care. Consultant will, at its expense, implement and maintain appropriate technical and organizational measures to protect Confidential Information, against accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Confidential Information.

5.5. Notwithstanding the foregoing, Consultant may disclose Confidential as required by applicable law, regulation, rule or contractual obligation. It shall not be a breach of the confidentiality obligations hereof for Consultant to disclose Confidential Information when, but only to the extent that, such disclosure is required by any governmental or regulatory authority, by law, or by applicable legal process, provided in such case Consultant shall: (i) give the earliest written notice practicable to TransparentBusiness that such disclosure is or may be required; and (ii) cooperate with TransparentBusiness in protecting the Confidential Information which must so be disclosed.

5.6. Upon the earlier of (i) the written request of TransparentBusiness, or (ii) the expiration of the term of this Agreement, Consultant shall return all copies of such Confidential Information to TransparentBusiness or, if so directed by TransparentBusiness, shall destroy all copies of such Confidential Information, and inform TransparentBusiness that such Confidential Information has been destroyed.

5.7. Nothing contained in the Agreement shall (i) be construed as granting or conferring any rights by license or otherwise to the Confidential Information except for the use of such Confidential Information as expressly provided herein, or (ii) grant to Consultant or any other person any right or be construed as offering to Consultant or any other person any right. TransparentBusiness shall retain all rights with respect to its Confidential Information.

5.8. TransparentBusiness and its Affiliates make no representation or warranty as to the accuracy or completeness of any Confidential Information.

5.9. The Parties acknowledge and agree that the provision by TransparentBusiness of Confidential Information to Consultant and/or any discussions held, shall not prevent TransparentBusiness from providing Confidential Information to third parties.

5.10. Consultant acknowledges the competitive value of the Confidential Information and that TransparentBusiness may be irreparably injured by Consultant's failure to comply with its obligations under this section. Accordingly, TransparentBusiness and its Affiliates may be entitled to injunctive relief and specific performance, in addition to any other remedy available at law or in equity. In any action brought by TransparentBusiness to enforce the obligations of Consultant, TransparentBusiness shall be entitled to collect from Consultant to such action such reasonable litigation costs and attorney's fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

6. Limited Liability

If the Consultant has any basis for recovering damages, to the extent permitted by the applicable law, the Consultant agrees that its exclusive remedy is to recover from TransparentBusiness or any of its Affiliates, directors, employees, agents, resellers, distributors, and vendors, direct damages up to an amount that will not exceed the Fees paid by TransparentBusiness to Consultant in the 12 months preceding the first incident out of which the liability arose. To the extent permitted by the applicable law, the Consultant can't recover any (i) consequential losses or damages; (ii) loss of actual or anticipated profits (whether direct or indirect); (iii) loss of actual or anticipated income (whether direct or indirect); (iv) loss of contract or business or other losses or damages arising from the Agreement; (v) special, indirect, incidental or punitive losses or damages; and (vi) to the extent permitted by law, direct losses or damages in excess of the caps specified above. To the maximum extent permitted by law, these limitations and exclusions apply to anything or any claims related to the Agreement. TransparentBusiness and its Affiliates are not responsible or liable for any failure to perform or delay in performing its obligations under these Terms to the extent that the failure or delay is caused by circumstances beyond TransparentBusiness and its Affiliates' reasonable control (such as labor disputes, acts of God, war or terrorist activity, malicious damage, accidents or compliance with any applicable law or government order).

7. Relationship between Parties

No employment or joint venture relationship is created by this Agreement. The Consultant acts independently and shall determine when, where and how Consultant shall perform her responsibilities hereunder. Consultant shall not be construed as an employee of TransparentBusiness. Consultant expressly acknowledges and agrees that except to the extent provided herein, neither Consultant nor anyone employed by or acting for or on behalf of Consultant shall receive or be entitled to any consideration, compensation, or benefits of any kind from TransparentBusiness, including without limitation, pension, profit sharing or similar plans or benefits, or accident, health, medical, life or disability insurance benefits or coverages.

8. Miscellaneous

8.1. Advice of Counsel. Each Party acknowledges that, in executing this Agreement, it has had the opportunity to seek the advice of independent legal counsel and has read and understood all of the terms and provisions of this Agreement. This Agreement may not be construed against any Party by reason of the drafting or preparation hereof.

8.2. Affiliate. "Affiliate" shall mean any entity which controls, which is controlled by, or which is under common control with a Party. The Services may be provided to any TransparentBusiness Affiliate and any TransparentBusiness Affiliate may pay the corresponding Fees to the Consultant. In no case shall TransparentBusiness and its Affiliates be jointly liable for this Agreement.

8.3. Amendments. This Agreement may only be modified or supplemented by an instrument executed in writing by an authorized representative of each party.

8.4. Assignment. Neither Party may assign or otherwise transfer its rights or delegate its obligations under the Agreement without the prior written consent of the other Party. However, TransparentBusiness may assign its rights and obligations under the Agreement to any of its Affiliates without the consent of the other party.

8.5. Beneficiaries. The terms of this Agreement are solely for the benefit of the Parties. The terms of the Agreement are not for the benefit of any other person, except for each Party's successors and assignees.

8.6. Claims. Any claim related to the Agreement must be filed in the chosen Dispute Resolution Authority within one year of the date you could first file the claim unless your local law requires a longer time to file claims. If not filed within that time, then it is permanently barred.

8.7. Dispute Resolution. If a dispute arises from or relates to this contract or the breach thereof, and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration. The parties further agree that any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The seat, or legal place, of arbitration, shall be Reno, Nevada. The language to be used in the arbitral proceedings shall be in English.

8.8. Entire Agreement. This Agreement constitutes the entire and final agreement between the Parties hereto and supersedes all prior negotiations, understandings, and agreements, whether oral or written, relating to the Purpose. TransparentBusiness has made no written or oral representations or warranties, either expressed or implied, regarding the subject matter of this Agreement that was not included in it.

8.9. Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, but all of which together shall constitute but one and the same instrument. The Parties shall be entitled to sign and transmit an electronic signature of this Agreement and such signature shall be binding on the Party whose name is contained therein.

8.10. Force Majeure. Each Party shall not be liable for failure to perform any of its obligations under this Agreement if such failure is caused by, or arises, because of an event that is beyond its reasonable control ("Force Majeure Event"). As soon as reasonably possible, the Party facing force majeure shall notify the other Party in writing of any occurrence of a Force Majeure Event, the estimated extent, and duration of its inability to perform its obligations under this Agreement. If a Force Majeure Event affecting TransparentBusiness subsists for more than 40 days, then TransparentBusiness may terminate this Agreement with 5-day written notice to the other Party.

8.11. Governing Law. This Agreement will be governed by and construed according to the laws of the State of Nevada, without regard for its conflicts of law principles that would require application of the laws of a different state.

8.12. Headings. Section headings are for reference only and have no legal effect.

8.13. Notices. Any written notice or other communication given under or in connection with the matters contemplated by the Agreement is to be in writing. Notices will be in writing and may be delivered personally, sent via facsimile, pre-paid overnight courier or electronic mail. Notices will be sent to the postal addresses indicated in the heading or to the e-mails indicated in the Service Schedule.

8.14. Severability. All parts of this Agreement apply to the maximum extent permitted by relevant law. Should any provision of this Agreement be held by a court or arbitrator of competent jurisdiction to be enforceable only if modified, or if any one or more of the provisions contained in this Agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, such holding will not affect the other provisions of this Agreement. In such case, TransparentBusiness may replace the invalid provision with similar terms to the extent enforceable under the relevant law.

8.15. Waiver. The delay or failure of either Party to exercise any right under this Agreement will not constitute a waiver of such right unless such party has specifically waived such right in writing. Any such waiver of a right under this Agreement on one occasion will not constitute a waiver of any other right under this Agreement or of the same right on any other occasion.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have caused their proper and duly authorized officers to execute and deliver this document as of the day and year first the last Party signs it.

TRANSPARENTBUSINESS INC.	**RED RIVER ASSOCIATES, LLC**
[signature]	[signature]
Name: Alex Konanykhin	Name: Rosa G. Rios
Title: Chief Executive Officer	Title: Chief Executive Officer
Date: May 5, 2021	Date: May 5, 2021

ADVISORY SERVICE SCHEDULE

1. Description of Services

1.1. Beginning on the Effective Date, Consultant will be appointed as a Senior Advisor to TransparentBusiness and its Affiliates, including Unicorns, Inc.

1.2. In addition to every representation and warranty provided in this Agreement, Consultant continuously represents and warrants that it will:

- Use her best efforts to appear as a panelist on up to 24 episodes of the Unicorn Hunters show scheduled for recording during 2021, Seasons 2 and 3.
- Acquire a deep understanding of TransparentBusiness' organization and its environment.
- Offer insights and resources to complement discussion raised by the Board of Directors of TransparentBusiness.
- Explore new business ideas or directions.
- Consider ways of improving operations and organizational efficiency.
- Review acquisition strategies or other strategic transactions with the TransparentBusiness' management.
- Provide advice to TransparentBusiness about achieving current business goals.
- Be accessible to TransparentBusiness to provide guidance on business and technology strategy issues on an as needed basis.

2. Fees

2.1. As compensation for the Services, TransparentBusiness will pay Consultant a fixed monthly amount of $15,000 ("Fixed Fees").

2.2. As additional compensation for appearances as a panelist on the Unicorn Hunters show, TransparentBusiness will pay Consultant a fixed fee of $15,000 per recorded episode.

3. Contact

TransparentBusiness, Inc.		**Consultant: Rosa G. Rios**	
E-Mail:	r.devlin@transparentbusiness.com	**E-Mail:**	treasuryrose@gmail.com
Address:	TransparentBusiness, Inc. 300 Delaware Ave. Suite 210 Wilmington, DE 19801	**Address:**	Red River Associates, LLC 147 Birchbark Place Danville, CA 94506

A.K